949 Putnam Classic Equity Attachment
11/30/02 Annual

Because of the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1
Class A		8,807
Class B		   295
Class C	  	     24


72DD2
Class M	    	    252
Class Y		    107

73A1
Class A 	   	0.090
Class B		0.005
Class C		0.008

73A2
Class M		0.032
Class Y		0.117

74U1
Class A		92,190
Class B		36,259
Class C		  2,444

74U2
Class M		  6,401
Class Y		     648

74V1
Class A		10.09
Class B		10.00
Class C		10.06

74V2
Class M		10.04
Class Y		10.10